UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 19, 2014

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                  Entry into a Material Definitive Agreement.

Effective July 19, 2014, Corium International, Inc. (the “Company”) and David D. Bohannon Organization (“Landlord”) entered into an Amendment to Lease (the “Lease Amendment”) to amend the Business Park Lease between the Company and Landlord, dated October 13, 2006, as amended on November 15, 2013, for the Company’s headquarters at 235 Constitution Drive, Menlo Park, California (the “Lease”). The Lease term expires on December 31, 2014 and the Lease Amendment extends that term until December 31, 2015 (the “Expiration Date”).  Pursuant to the Lease Amendment, the base rent payments for the twelve-month period that ends on the Expiration Date will be approximately $495,600 payable in twelve equal monthly installments.

The foregoing summary of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: July 24, 2014	By:	/s/ Peter D. Staple
Peter D. Staple
Chief Executive Officer

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